Exhibit 3.2

SECOND AMENDED AND RESTATED

BY-LAWS

OF

RTW RETAILWINDS, INC.

A Delaware Corporation

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of RTW Retailwinds, Inc. (the “Corporation”) in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington, DE 19808. The name of the Corporation’s registered agent at such address shall be Corporation Service Company. The registered office and registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. An annual meeting of the stockholders shall be held at such date and at such time specified by the Board of Directors for the purpose of electing directors and conducting such other proper business as may come before the annual meeting. At the annual meeting, stockholders shall elect directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of Article II hereof.

Section 2. Special Meetings. Special meetings of stockholders may be held at such time and place as may be fixed by the Board of Directors in accordance with these By-laws and applicable law, within or without the State of Delaware. Such meetings may be called at any time by the Board of Directors or, subject to compliance with the provisions of this Section 2, by the secretary of the Corporation upon the written request for a special meeting (a “Special Meeting Request”) of one or more stockholders of the Corporation (each of whom shall be a stockholder of record of the Corporation) (i) having Net Long Beneficial Ownership (as defined below) of at least 20% of the outstanding shares of the Corporation’s common stock (the “Requisite Percentage”) and (ii) who have continuously had Net Long Beneficial Ownership of the Requisite Percentage for at least 90 consecutive days prior to the Delivery Date (as defined below); provided that, the date of any Stockholder Requested Special Meeting (as defined below) shall not be more than 90 days after the date that a valid Special Meeting Request is received by the secretary of the Corporation at the principal executive offices of the Corporation (the “Delivery Date”); provided, further, that, if the Board of Directors fails to designate, within 10 business days after the Delivery Date, a date and time for a Stockholder Requested Special Meeting, then such meeting shall be held at 9:00 a.m. local time on the 90th day after the Delivery Date or, if such 90th day is not a business day, on the first preceding business day. Except in accordance with this Section 2, stockholders of the Corporation shall not be permitted to propose business to be brought before a special meeting of stockholders. Only such business shall be conducted at a special meeting as is expressly set forth in the Corporation’s notice of meeting; provided that, nothing in these By-laws shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by the stockholders.

In order for any special meeting of stockholders to be validly called by stockholders (any such validly called special meeting, a “Stockholder Requested Special Meeting”), one or more Special Meeting Requests in a proper form must be signed by one or more Proposing Persons (as defined below) having Net Long Beneficial Ownership of the Requisite Percentage and delivered to the secretary of the Corporation at the principal executive offices of the Corporation by registered mail, return receipt requested, in accordance with this Section 2. In determining whether a Stockholder Requested Special Meeting has been validly called, multiple Special Meeting Requests delivered to the secretary of the Corporation will be considered together only if each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined by the Board of Directors or the secretary of the Corporation), and such Special Meeting Requests have been dated and delivered to the secretary of the Corporation at the principal executive offices of the Corporation within 60 days of the earliest dated Special Meeting Request.

To be in proper form for purposes of this Section 2 each Special Meeting Request shall (i) set forth the name and address, as they appear on the stock books of the Corporation, of each Proposing Person, (ii) bear the date of signature of each Proposing Person signing the Special Meeting Request, and (iii) include a statement of the specific purpose or purposes of the meeting, the matter or matters proposed to be acted on and the text of any proposal or business to be considered, in each case, at the Stockholder Requested Special Meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment).

Any Proposing Person who delivered a valid Special Meeting Request shall update and supplement such request, if necessary or appropriate, so that the information provided or required to be provided in such request shall be true and correct (i) as of the record date for notice of the Stockholder Requested Special Meeting; and (ii) as of the date that is 10 business days prior to the Stockholder Requested Special Meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than 5 business days after the record date for the Stockholder Requested Special Meeting (in the case of the update and supplement required under clause (i)), and not later than 7 business days prior to the Stockholder Requested Special Meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder Requested Special Meeting has been adjourned, recessed, rescheduled or postponed) (in the case of the update and supplement required under clause (ii)).

Notwithstanding anything in these By-laws to the contrary, the secretary of the Corporation shall not be required to call a Stockholder Requested Special Meeting pursuant to a Special Meeting Request if the Special Meeting Request is received by the secretary of the Corporation at the principal executive offices of the Corporation during the period commencing 90 days prior to the first anniversary date of the immediately preceding annual meeting and ending immediately following the final adjournment of the next annual meeting.

For purposes of these By-laws, “Net Long Beneficial Ownership” shall mean those shares of common stock of the Corporation as to which a stockholder possesses both (i) the sole voting and investment rights pertaining to the shares and (ii) the sole economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that, Net Long Beneficial Ownership shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. The terms “affiliate” or “affiliates” as used in this definition shall have the meaning ascribed thereto under the Exchange Act and the rules and regulations promulgated thereunder (as defined below).

For purposes of these By-laws, “Proposing Person” shall mean the holder of record of shares of common stock of the Corporation submitting a Special Meeting Request and the beneficial owner of such shares, if any, on whose behalf such Special Meeting Request is made; provided that, with respect to the informational requirements of clause (iii) of the third paragraph of this Section 2, if the record holder of such shares is acting solely as a nominee of the beneficial owner thereof and is making the Special Meeting Request solely on behalf of and at the direction of such beneficial owner, Proposing Person shall mean only such beneficial owner.

Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation. If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders.

Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the chairman of the board, the chief executive officer, the president, the chief operating officer or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Any previously scheduled meeting of stockholders (whether annual or special) may be cancelled, rescheduled or postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the General Corporation Law of the State of Delaware or in the Corporation’s certificate of incorporation (the “Certificate of Incorporation”). Without prejudice to the rights and authority of the chairman of any meeting of stockholders, if a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation or any amendments thereto or these By-laws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11. Business Brought Before an Annual Meeting. Only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of directors and proposals of other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation who (A) is a stockholder of record of the Corporation at the time such stockholder delivers the notice to the secretary of the Corporation as provided below, on the record date for the determination of stockholders entitled to vote at the meeting and at the time of the meeting, (B) shall be entitled to vote at such meeting and (C) complies with the notice procedures set forth in this Section 11 as to such nomination and/or business. For business, including the nomination of a director, to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting, regardless of any postponements, deferrals or adjournments of that meeting; provided that, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which the Corporation makes a Public Announcement (as defined below) of the date of the annual meeting. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the substance of, and the reasons for conducting, such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf such business is being proposed; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, any person controlling, directly or indirectly, or acting in concert with, such stockholder and any person controlling, controlled by or under common control with such stockholder; (iv) any material interest of the stockholder in such business; and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business. In addition, a stockholder’s notice with respect to a director nomination must set forth or provide: (i) the name, address and class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and/or of record by the nominating stockholder; (ii) (A) the name, age, business address, residence address and class and number of shares of the Corporation which are owned beneficially and/or of record by the nominee, (B) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (C) a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between the nominating stockholder, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the nominating stockholder were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (D) all information relating to the nominee that would be required by this Section 11 to be set forth in a stockholder’s notice with respect to a director nomination if such nominee were a stockholder providing notice of a director nomination to be made at the meeting; (iii) a detailed biography outlining the nominee’s relevant background; (iv) the nominee’s professional and business experience and other significant accomplishments, including, without limitation, the principal occupation or employment of such person (present and for the past five years); (v) a notarized letter stating the nominee’s written consent to being named in any proxy statement as a nominee and an acknowledgement from the nominee that he or she would be willing to serve a full term on the Board of Directors, if elected; (vi) a statement by the stockholder outlining the reasons why the nominee’s skills, experience and background would make a valuable contribution to the Board of Directors; (vii) a minimum of two references who have either worked with the nominee, served on a board of directors or board of trustees with the nominee, or can otherwise provide relevant perspective on the nominee’s capabilities as a potential board member; (viii) a completed and signed (A) Questionnaire (as defined below) and (B) Representation and Agreement (as defined below); (ix) a representation by the nominating stockholder that such stockholder (A) is a stockholder of record of the Corporation at the time of giving of the notice provided for in this Section 11 and will be a stockholder of record of the Corporation at the time of the annual meeting, (B) is a holder of record of capital stock of the Corporation entitled to vote at the annual meeting and (C) intends to appear in person or by proxy at the annual meeting to propose such nomination; (x) (A) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by the nominating stockholder, and any other contract, arrangement, understanding or relationship (including, without limitation, any swap profit interest, hedging transaction, repurchase agreement or securities lending or borrowing arrangement) to which the nominating stockholder is, directly or indirectly, a party (1) with respect to shares of capital stock of the Corporation or (2) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such stockholder or any of its affiliates with respect to, securities of the Corporation, or which may have payments based in whole or in part, directly or indirectly, on the price, value or volatility (or change in price, value or volatility) of any class or series of securities of the Corporation, (B) any proxy, contract, arrangement, understanding, or relationship pursuant to which the nominating stockholder has a right to vote any shares of any security of the Corporation, (C) any short interest in any security of the Corporation (for purposes of this Section 11, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any right to dividends on the shares of capital stock of the Corporation owned beneficially by the nominating stockholder, which right is separated or separable from the underlying shares, (E) any proportionate interest in shares of capital stock of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which the nominating stockholder is a general partner or with respect to which such stockholder, directly or indirectly, beneficially owns an interest in a general partner and (F) any performance-related fees (other than an asset-based fee) to which the nominating stockholder is entitled to based on any increase or decrease in the value of shares of capital stock the Corporation or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to clauses (A) through (F) of this clause (x), as of the date of such notice and including, without limitation, any such interests held by members of the nominating stockholder’s immediate family sharing the same household or by such stockholder’s respective affiliates (naming such affiliates); (xi) any other information relating to the nominating stockholder that would be required to be disclosed in a proxy statement and/or other filings required to be made in connection with the solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (xii) a representation as to whether the nominating stockholder intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (B) to otherwise solicit proxies from stockholders in support of such proposal or nomination; (xiii) a complete and accurate description of all agreements, arrangements and understandings between the nominating stockholder and the beneficial owner, if any, on whose behalf the nomination is made, any person controlling, directly or indirectly, or acting in concert with, such nominating stockholder or such beneficial owner and any person controlling, controlled by or under common control with such nominating stockholder or such beneficial owner in connection with the nomination of any nominee to serve as a member of the Board of Directors or the proposal of any other business at any meeting of the stockholders of the Corporation and (xiv) a representation as to the accuracy of the information set forth in the notice. For purposes of the immediately preceding sentence, any reference to “nominating stockholder” shall include the nominating stockholder and the beneficial owner, if any, on whose behalf the nomination is made, any person controlling, directly or indirectly, or acting in concert with, such nominating stockholder or such beneficial owner and any person controlling, controlled by or under common control with such nominating stockholder or such beneficial owner, as applicable.

To be eligible to be a nominee for election or reelection as a director of the Corporation, a nominee must deliver (in the case of nominee nominated by a stockholder pursuant to this Section 11, in accordance with the time periods prescribed for delivery of notice under these By-laws and applicable law) to the secretary of the Corporation at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the secretary of the Corporation upon written request) (a “Questionnaire”) and (ii) a written representation and agreement (in the form provided by the secretary of the Corporation upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. stock exchanges upon which shares of capital stock of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation duly adopted by the Board of Directors (a “Representation and Agreement”).

In addition to the foregoing, the nominating stockholder also shall provide the Corporation with any other information reasonably requested by the Corporation, including, without limitation, such other information as may be reasonably required to determine (x) the eligibility of a nominee to serve as a director of the Corporation, and (y) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the Corporation.

A stockholder providing notice of any nomination or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is 10 business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 7 business days prior to the meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

Notwithstanding anything in these By-laws to the contrary, unless otherwise required by law, if a stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation and present his or her proposed business or nomination, such proposed business will not be transacted and the nomination will be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) stating that such person is authorized to act for such stockholder as a proxy at the meeting of stockholders, and such person must produce proof that he or she is a duly authorized officer, manager or partner of such stockholder or such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, as well as valid government-issued photo identification, at the meeting of stockholders.

Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 11. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 11; if the presiding officer should so determine, the presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this Section 11, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, publicly filed by the Corporation with any national securities exchange on which the Corporation’s stock is listed or traded or furnished by the Corporation to its stockholders. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Section 11 shall be effective for nominations or other business to be brought before an annual meeting occurring on or after December 7, 2018.

Section 12. Stockholder Action by Written Consent. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation or any amendments thereto or these By-laws, any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, are (i) signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the secretary of the Corporation at the principal executive offices of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 12, within 60 days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 12. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the secretary of the Corporation. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall by written notice delivered to the secretary of the Corporation at the principal executive offices of the Corporation by registered mail, return receipt requested, request that the Board of Directors fix a record date, which notice shall contain (i) a description of the action that the stockholder proposes to take by consent, (ii)

the text of the proposal and of any proposed resolution to be effected by the consent, (iii) the information required by the first paragraph of this Section 12, to the extent applicable, as though the stockholder making the request were submitting a stockholder notice with respect to a director nomination, (iv) an acknowledgment by the stockholder making the request and the beneficial owner, if any, on whose behalf the request is being made that a disposition of shares of the capital stock of the Corporation, owned of record or beneficially as of the date on which the request in respect of such shares is delivered to the secretary of the Corporation, that is made at any time prior to the delivery of the first written consent with respect to the action that the stockholder proposes to take by consent shall constitute a revocation of such request with respect to such disposed shares and (v) documentary evidence that the stockholder making the request owns the shares of capital stock of the Corporation as of the date that the request in respect of such shares is delivered to the secretary of the Corporation (a “Written Request”); provided that, if the stockholder making the Written Request is not the beneficial owner of such shares, then to be valid, the Written Request must also include documentary evidence (or, if not simultaneously provided with the Written Request, such documentary evidence must be delivered to the secretary of the Corporation at the principal executive offices of the Corporation within 10 days after the date on which the Written Request is delivered to the secretary of the Corporation) that the beneficial owner on whose behalf the Written Request is made beneficially owns the shares as of the date on which such Written Request is delivered to the secretary of the Corporation. In addition, the requesting stockholder and the beneficial owner, if any, on whose behalf the Written Request is being made shall promptly provide any other information reasonably requested by the Corporation. Any stockholder may revoke a Written Request with respect to such stockholder’s shares at any time by written revocation delivered to the secretary of the Corporation.

If no record date has been fixed by the Board of Directors pursuant to this Section 12 or otherwise within 10 days of the secretary of the Corporation’s receipt of a valid Written Request by a stockholder, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required pursuant to applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to this Section 12; provided that, if prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall in such an event be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In the event of the delivery, in the manner provided by this Section 12 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of election for the purpose of performing promptly a review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 12 and applicable law have been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 12 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

Section 13. Organization. Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his or her absence by a person designated by the Board of Directors, and the stockholders shall not have the right to elect a different person as chairman of the meeting. The secretary of the Corporation or, in his or her absence, an assistant secretary or, in the absence of the secretary and all assistant secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to convene and adjourn or recess (for any or no reason) the meeting (whether or not a quorum is present), prescribe such rules, regulations and procedures and to do all such acts as, in the sole judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on the use of audio and/or visual recording devices, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the Certificate of Incorporation and these By-laws.

Section 2. Number, Election and Term of Office. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of the Certificate of Incorporation of the Corporation (including, but not limited to, for purposes of these By-laws, pursuant to any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors. The directors shall be elected and shall hold office only in the manner provided in the Certificate of Incorporation.

Section 3. Removal and Resignation. No director may be removed from office without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class; provided that, if the holders of any class or series of capital stock are entitled by the provisions of the Certificate of Incorporation (it being understood that any references to the Certificate of Incorporation shall include any duly authorized certificate of designation) to elect one or more directors, such director or directors so elected may be removed without cause only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote. Any director may resign at any time upon written notice to the Corporation.

Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the total number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 5. Annual Meetings. The annual meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of stockholders.

Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the chairman of the board, the chief executive officer, the president (if the president is a director) or, upon the written request of at least a majority of the directors then in office, the secretary of the Corporation on at least 24 hours’ notice to each director, either personally, by telephone, by mail or by telecopy.

Section 7. Chairman of the Board, Quorum, Required Vote and Adjournment. The Board of Directors shall elect, by the affirmative vote of a majority of the total number of directors then in office, a chairman of the board, who shall preside at all meetings of the stockholders and Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the chairman of the board is not present at a meeting of the stockholders or the Board of Directors, the chief executive officer (if the chief executive officer is a director and is not also the chairman of the board) shall preside at such meeting, and, if the chief executive officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of their members to so preside. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these By-laws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the total number of directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these By-laws shall have, and may exercise, the powers of the Board of Directors in the management and affairs of the Corporation, except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

Section 9. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 10. Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this Section 10 shall constitute presence in person at the meeting.

Section 11. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of such board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chairman of the board, a chief executive officer, a president, a chief operating officer, a chief financial officer, one or more vice-presidents, a secretary and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the chief executive officer nor the president shall also hold the office of secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation; provided that, compensation of all executive officers may be determined by a committee established for that purpose if so authorized by the unanimous vote of the Board of Directors.

Section 6. Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board of Directors or provided in these By-laws.

Section 7. Chief Executive Officer. The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the chairman of the board, the chief executive officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.

Section 8. The President. The president of the Corporation shall, subject to the powers of the Board of Directors, the chairman of the board and the chief executive officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The president shall see that all orders and resolutions of the Board of Directors are carried into effect. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer, the Board of Directors or as may be provided in these By-laws.

Section 9. Chief Operating Officer. The chief operating officer of the Corporation shall, subject to the powers of the Board of Directors, the chairman of the board, the chief executive officer and the president, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The chief operating officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief operating officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except when required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Corporation. The chief operating officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer, the president, the Board of Directors or as may be provided in these By-laws.

Section 10. Vice-Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the Board of Directors or the chairman of the board, shall, in the absence or disability of the chief executive officer, president and the chief operating officer, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president, the chief operating officer or these By-laws may, from time to time, prescribe. The vice-presidents may also be designated as executive vice-presidents or senior vice-presidents, as the Board of Directors may from time to time prescribe.

Section 11. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chairman of the board’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president, the chief operating officer or these By-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president, or secretary may, from time to time, prescribe.

Section 12. The Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chairman of the board, the chief executive officer or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe. If required by the Board of Directors, the chief financial officer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of chief financial officer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the Corporation.

Section 13. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 14. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. Certificated and Uncertificated Shares; Form. Shares of the stock of the Corporation may be represented by certificates or uncertificated. If certificated, such certificate shall be signed by or in the name of the Corporation by the chairman of the board, the chief executive officer, the president, or the chief operating officer and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (ii) by a registrar, other than the Corporation or its employee, the signature of any such chairman of the board, chief executive officer, president, chief operating officer, secretary or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Uncertificated shares of stock of the Corporation shall be transferred in the share register of the Corporation only upon a written instruction originated by the appropriate person to transfer the shares. Certificated shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.

When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that, the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to Article VI hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4. Loans. Except to the extent that such loans or guarantees would be prohibited by applicable law or by the listing requirements of any stock exchange upon which shares of the Corporation’s capital stock may be listed, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section 4 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7. Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the chief executive officer, the president, the chief operating officer or a vice-president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

Section 9. Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these By-laws by the affirmative vote of a majority of the total number of directors then in office. Any alteration or repeal of these By-laws by the stockholders of the Corporation shall require the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote on such alteration or repeal.

ARTICLE VIII

FORUM FOR ADJUDICATION OF DISPUTES AND CONSENT TO JURISDICTION

Section 1. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Section 2. Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Effective as of December 11, 2018